                                                                    EXHIBIT 15.1



                                March 13, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:      Patterson Energy, Inc.
         Registration on Form S-8


We are aware that our reports dated April 30, 1997, July 24, 1997, and October 28, 1997, on our reviews of interim financial information of Patterson Energy, Inc. for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.




                                        /s/  Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.


Dallas, Texas